SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                (Date of earliest event reported): June 12, 2003

                           ARIAD PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-21696                  22-3106987
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (617) 494-0400

ITEM 5.    OTHER EVENTS

           On June 12, 2003, the Registrant disseminated a Press Release announcing that GPC Biotech AG, a licensee of ARIAD's proprietary cell-signaling regulation technology, has entered into an expanded collaboration and license agreement with ALTANA Pharma AG, which will result in license payments to ARIAD of $1 million over the next twenty months, as well as additional license fees thereafter, subject to certain offsets.

           The information contained in the Press Release dated June 12, 2003, is incorporated herein by reference and attached as Exhibit 99.1 hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


           (c)    Exhibits.

                  99.1     The Registrant's Press Release dated June 12, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         ARIAD PHARMACEUTICALS, INC.



                                         By:    /s/ Edward M. Fitzgerald
                                                ------------------------
                                                Edward M. Fitzgerald
                                                Senior Vice President and
                                                  Chief Financial Officer


Date:    June 12, 2003

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number   Description                                      Sequential Page Number
-------  -----------                                      ----------------------

99.1     The Registrant's Press Release dated                       4
         June 12, 2003.

                                                                    EXHIBIT 99.1

    ARIAD to Receive Additional Near-Term Licensing Revenues from
                  Patented Cell-Signaling Technology

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--June 12, 2003--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that GPC Biotech AG, a licensee of ARIAD's proprietary cell-signaling regulation technology, has entered into an expanded collaboration and license agreement with ALTANA Pharma AG, a global pharmaceutical company, that will result in license payments to ARIAD of $1 million over the next twenty months, as well as additional license fees thereafter, subject to certain offsets. GPC also will pay ARIAD a percentage of certain payments it receives from ALTANA, including pre-clinical and clinical milestones and royalties on sales of products resulting from this collaboration.
    GPC and ALTANA formed an alliance in 2001 to establish the U. S. ALTANA Research Institute and now have expanded this collaboration to include the use of GPC's LeadCode(TM) technology, which is based largely on ARIAD's proprietary cell-signaling regulation technology.
    "This new agreement between ALTANA and GPC and the anticipated revenues highlight the growing value of our intellectual property portfolio in drug discovery, genomics, and stem cells," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.
    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and is primarily focused on a series of product candidates for targeted oncology indications. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610/407-9260
             or
             Kathy Lawton, 617/621-2345